As filed with the Securities and Exchange Commission on June 12, 2018

Registration No. 333-108128

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	98-0154711
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1200 Britannia Rd., East
Mississauga, Ontario, Canada	L4W 4T5

Corporate Center III 4221 W. Boy Scout Blvd., Suite 400
Tampa, Florida, United States	33607
(Address of Principal Executive Offices)	(Zip Code)

The Restated Cott USA 401(k) Savings & Retirement Plan

and

Cott Beverages San Bernardino Savings & Retirement Plan

(Full title of the plans)

Marni Morgan Poe

Vice President, General Counsel and Secretary

Cott Corporation

Corporate Center III

4221 W. Boy Scout Blvd., Suite 400

Tampa, Florida, United States 33607

(813) 313-1732

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Matthew H. Meyers Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103 (215) 988-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF COMMON SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-108128) (the “Registration Statement”) of Cott Corporation (the “Company”), which was filed with the Securities and Exchange Commission on August 21, 2003. The Registration Statement registered common shares and plan interests for issuance pursuant to the Restated Cott USA 401(k) Savings & Retirement Plan and Cott Beverages San Bernardino Savings & Retirement Plan (the “Plans”).

The Company has terminated its offering of securities pursuant to the Plans and all common shares in the Plans were liquidated. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and hereby removes from registration any remaining common shares and all plan interests that were registered for issuance pursuant to the Registration Statement and that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-108128 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on June 12, 2018.

COTT CORPORATION

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary